Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

-Dreyfus/Standish Global Fixed Income Fund

On September 7, 2016, Dreyfus/Standish Global Fixed Income Fund (the "Fund"), a series of Dreyfus Investment Funds, purchased 24,825 3.875% Senior Notes due September 12, 2023 issued by Royal Bank Scotland Group PLC (CUSIP No. 780097BD2) (the "Notes") at a purchase price of $99.97 per Note, including underwriter compensation of 0.375%.  The Notes were purchased from Bank of America, N.A, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp

Danske Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

RBS Securities, Inc.

Societe Generale Corporate & Investment Banking

UniCredit Capital Markets LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 26-27, 2016.  These materials include additional information about the terms of the transaction.

Additional Materials II- Joint Reg. Board & Audit Committee Mtgs The Financial / Compliance Report

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Investment Funds; Dreyfus/Standish Global Fixed Income Fund

2. Anticipated Purchase Date: 9/7/2016

3. Total Net Assets of Account/Fund: $2,766,437,204.10

4. Type and Description of Security to be Purchased: ROYAL BK SCOTLND GRP PLC 3.875 9/12/2023

5. Credit Rating of Security (Rating/Rating Agency): Fitch: BBB+; S&P: BBB-; Moody's: Ba1

6. Name of Underwriting Syndicate Dealer Effecting Transaction: BANK OF AMERICA NA

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 2,650,000,000

9. CUSIP: 780097BD2

10. Amount Purchased by Account/Fund: 24,825 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.937%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.897%

13. Purchase Price of Securities (if at par, so state): $99.97

14. Commission/Spread Received by Principal Underwriters: 0.375%

15. Yield (as applicable): 3.875%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 3.875%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

++

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only*: Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only*: Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Additional Materials II- Joint Reg. Board & Audit Committee Mtgs The Financial / Compliance Report

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

	Joseph W. Connolly *Chief Compliance Officer* Dreyfus Funds	10/10/16

3rd Quarter 2016

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

-Dreyfus/Standish Global Fixed Income Fund

On September 29, 2016, Dreyfus/Standish Global Fixed Income Fund (the "Fund"), a series of Dreyfus Investment Funds, purchased 5,725 3.450% Senior Notes due October 4, 2026 issued by Viacom, Inc. (CUSIP No. 92553PBB7) (the "Notes") at a purchase price of $99.481 per Note, including underwriter compensation of 0.45%.  The Notes were purchased from Morgan Stanley & Co., LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

BNP Paribas Securities

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

LionTree Advisors LLC

Merrill Lynch, Pierce, Fenner & Smith, Incorporated

Morgan Stanley & Co. LLC

Mizuho Securities USA Inc.

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

RBC Capital Markets, LLC

RBS Securities, Inc.

Santander Investment Securities, Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

The William Capital Group, L.P.

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 26-27, 2016.  These materials include additional information about the terms of the transaction.

Additional Materials II- Joint Reg. Board & Audit Committee Mtgs The Financial / Compliance Report

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16

3rd Quarter 2016

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

-Dreyfus/Standish Global Fixed Income Fund

On June 2, 2016, Dreyfus/Standish Global Fixed Income Fund (the "Fund"), a series of Dreyfus Investment Funds, purchased 8,150 1.90% Senior Notes due June 7, 2019 issued by Aetna, Inc. (CUSIP No. 00817YAT5) (the "Notes") at a purchase price of $99.925 per Note, including underwriter compensation of 0.45%.  The Notes were purchased from Citibank, NA, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

Barclays Capital, Inc.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets, Inc.

Credit Suisse Securities (USA) LLC

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

PNC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 26-27, 2016.  These materials include additional information about the terms of the transaction.

February 2015

EXHIBIT B
PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: DREYFUS STANDISH GLOBAL FIXED INCOME FUND

2. Anticipated Purchase Date: 6/2/2016

3. Total Net Assets of Account/Fund: $2,577,342,344

4. Type and Description of Security to be Purchased: 6/7/2019 AETNA INC 1.9 %

5. Credit Rating of Security (Rating/Rating Agency): Fitch: A-, S&P: A-, Moody's: Baa2,

6. Name of Underwriting Syndicate Dealer Effecting Transaction: CITIBANK, NA

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets, LLC

8. Issue Size: 1,650,000,000

9. CUSIP: 00817YAT5

10. Amount Purchased by Account/Fund: 8,150 Units

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.494%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.316%

13. Purchase Price of Securities (if at par, so state): $99.925

14. Commission/Spread Received by Principal Underwriters: 0.450%

15. Yield (as applicable): 1.9%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: 1.9%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

++

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

++

Additional Materials II- Joint Reg. Board & Audit Committee Mtgs The Financial / Compliance Report

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16

3rd Quarter 2016